                                                                    EXHIBIT 99.1


                 RAILAMERICA REPORTS FIRST QUARTER 2003 RESULTS

         STRONG NORTH AMERICAN RESULTS DRIVE EARNINGS OF $.14 PER SHARE


BOCA RATON, FL - MAY 1, 2003 - RailAmerica, Inc. (NYSE: RRA) today reported that first quarter 2003 earnings, driven by the strong performance of its North American railroads, were $.14 per diluted share.

         Consolidated revenue for the first quarter ended March 31, 2003 increased 1% to $107.2 million, from $105.8 million in 2002. Operating income for the first quarter of 2003 was $16.1 million, compared to $19.5 million in 2002. Net income for the 2003 quarter was $4.3 million, or $.14 per diluted share versus $5.1 million, or $.15 per diluted share in 2002. The Company noted that its first quarter 2003 results were negatively impacted by an estimated $.07 per share due to the Australian grain drought, based on historical profit margins, and $.05 per share due to higher fuel prices, compared to 2002.

         North American revenue for the first quarter of 2003 increased 5% to $86.4 million, from $82.0 million during the same period in 2002. "Same railroad" revenue was up 7% year-over-year from the first quarter of 2002. First quarter 2003 carloads were comparable to 2002 as strong coal, petroleum and other traffic were offset by lower bridge traffic, agricultural and auto shipments. For the quarter ended March 31, 2003, the North American operating ratio improved 410 basis points to 77.9%, compared to 82.0% in 2002. Higher fuel costs in the quarter were more than offset by strong cost controls and improved safety results. North American fuel prices averaged $1.08 per gallon in the 2003 quarter versus $.79 in the same period in 2002, net of hedge impact.

         Australian revenue for the first quarter of 2003 decreased 13% to $20.8 million, from $23.8 million in 2002, while carloads of 40,148 were 26% lower from 54,409 in 2002. The previously announced drought in Australia, which has resulted in dramatically reduced grain tonnage, coupled with higher fuel costs, significantly impacted Freight Australia's first quarter 2003 operating results.

         In addition, due to the Company's previously announced intention to divest its ownership in Ferronor, its Chilean railroad, results for this segment have been moved to discontinued operations. Ferronor's revenue for the first quarter of 2003 increased 16% to $6.2 million, from $5.3 million in 2002, primarily due to its new copper ore and natural gas contracts.

                                    - MORE -

         "In the first quarter we achieved solid results in North America despite higher fuel costs and a sluggish North American economy," said Gary O. Marino, Chairman, President and CEO of RailAmerica. "Despite the severe winter weather conditions, our North American railroads did an admirable job in controlling costs and growing revenues in the quarter. In Australia, we remain focused on controlling costs and increasing our non-grain revenue base. During the 2003 first quarter, we transported approximately 500,000 tons of grain compared to approximately 1.2 million tons in 2002. Based upon current Australian industry forecasts for the 2003/2004 grain harvest, we anticipate grain shipments returning to normal levels in 2004."

          "Overall, we continue to make significant progress in improving RailAmerica's fundamentals, including strengthening our balance sheet and improving liquidity," said Michael J. Howe, Senior Vice President and CFO at RailAmerica. "At March 31, 2003, our book value per share increased to $9.45, while our shareholders' equity of $300 million improved 8% over year-end 2002. Due to last year's refinancing and lower prevailing interest rates, our interest expense in the quarter was reduced more than $2.6 million, or 20%, to $9.7 million, from $12.3 million in 2002. We continue to focus on generating free cash flow, providing above average returns on invested capital, managing risk, controlling costs and improving our capital structure."

         Marino added, "With these strong first quarter results, combined with the anticipated strengthening of the domestic economy and improving fundamentals in Australia, we remain comfortable with our full year 2003 earnings forecast in the $.80 to $.85 per share range. The proposed sale of our ownership interest in Ferronor is proceeding as planned, and is expected to be completed later this year. Finally, we are seeking to complete certain domestic acquisitions using excess cash on hand and minimal debt and we believe there are numerous rail line acquisition opportunities available to us from certain Class I and existing short line/regional rail operators."

         RailAmerica, Inc. (NYSE: RRA) is the world's largest short line and regional railroad operator with 49 railroads operating approximately 12,900 miles in the United States, Canada, Australia and Chile. In Australia and Argentina, an additional 4,300 miles are operated under track access arrangements. The Company is a member of the Russell 2000(R)Index. WWW.RAILAMERICA.COM

                                       ###

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND THE PERFORMANCE OF RAILAMERICA THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDING, BUT NOT LIMITED TO, FUEL COSTS, FOREIGN CURRENCY RISKS, FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS, FAILURE TO SERVICE DEBT, FAILURE TO SUCCESSFULLY MARKET AND SELL NON-OPERATING/NON-STRATEGIC PROPERTIES AND ASSETS WHEN SCHEDULED OR AT ALL, FAILURE TO ACCOMPLISH NEW MARKETING INITIATIVES, ECONOMIC AND WEATHER CONDITIONS, CUSTOMER DEMAND, INCREASED COMPETITION IN THE RELEVANT MARKET, AND OTHERS. IN PARTICULAR, FORWARD-LOOKING STATEMENTS REGARDING EARNINGS OF THE COMPANY AND ENTITIES TO BE ACQUIRED ARE SUBJECT TO INHERENT ECONOMIC, FINANCIAL AND OPERATING UNCERTAINTIES, INCLUDING CHANGES IN ECONOMIC AND WEATHER CONDITIONS, THE ABILITY TO RETAIN KEY CUSTOMERS AND THE IMPACT OF UNFORESEEN COSTS AND LIABILITIES OF SUCH ENTITIES. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE FORWARD-LOOKING INFORMATION TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION. IF THE COMPANY DOES UPDATE ANY FORWARD-LOOKING STATEMENT, NO INFERENCE SHOULD BE DRAWN THAT THE COMPANY WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THAT STATEMENT OR ANY OTHER FORWARD-LOOKING STATEMENTS. WE REFER YOU TO THE DOCUMENTS THAT RAILAMERICA FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH AS THE FORM 10-K, FORM 10-Q AND FORM 8-K, WHICH CONTAIN ADDITIONAL IMPORTANT FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS TO DIFFER FROM ITS CURRENT EXPECTATIONS AND FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.

                                       ###

                              - Tables to Follow -

                       RAILAMERICA, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (Amounts in thousands, except per share)


                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                               -------------------------
                                                                  2003            2002
                                                               ---------       ---------
Operating revenue                                              $ 107,229       $ 105,811
Operating expenses:
   Transportation                                                 60,530          60,647
   SG&A                                                           22,293          22,341
   Net gain on sale of assets                                       (367)         (4,647)
   Depreciation and amortization                                   8,721           7,941
                                                               ---------       ---------
Total operating expenses                                          91,177          86,282
                                                               ---------       ---------
        Operating income                                          16,052          19,529
Interest expense (including amortization costs)                   (9,738)        (12,309)
                                                               ---------       ---------
    Income from continuing operations before income taxes          6,314           7,220
Provision for income taxes                                         2,305           2,321
                                                               ---------       ---------
    Income from continuing operations                              4,009           4,899
Discontinued operations (net of tax)                                 325             244
                                                               ---------       ---------
        Net income                                             $   4,334       $   5,143
                                                               =========       =========

Diluted earnings per share:
    Continuing operations                                      $    0.13       $    0.14
    Discontinued operations                                         0.01            0.01
                                                               ---------       ---------
        Net income                                             $    0.14       $    0.15
                                                               =========       =========

Weighted average diluted common shares outstanding                31,897          35,209
                                                               =========       =========


                       RAILAMERICA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Amounts in thousands)



                                                         MARCH 31,       DECEMBER 31,
                                                           2003              2002
                                                       -----------       -----------
ASSETS
Current assets:
  Cash and cash equivalents                            $    18,328       $    28,887
  Restricted cash in escrow                                    371               371
  Accounts and notes receivable, net                        63,836            63,463
  Current assets of discontinued operations                  5,657             5,834
  Other current assets                                      20,526            22,429
                                                       -----------       -----------
        Total current assets                               108,718           120,984
Property, plant and equipment, net                         929,469           904,253
Long-term assets of discontinued operations                 49,433            50,355
Other assets                                                28,681            30,961
                                                       -----------       -----------
        Total assets                                   $ 1,116,301       $ 1,106,553
                                                       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                 $     4,187       $     4,200
  Accounts payable                                          40,414            46,722
  Accrued expenses                                          30,630            38,420
  Current liabilities of discontinued operations             9,747            11,624
                                                       -----------       -----------
        Total current liabilities                           84,978           100,966
Long-term debt, less current maturities                    382,881           383,121
Subordinated debt                                          141,759           141,331
Deferred income taxes                                      153,422           150,159
Long-term liabilities of discontinued operations            27,697            27,283
Other liabilities                                           25,131            24,790
Stockholders' equity:
  Common stock                                                  32                32
  Additional paid-in capital                               260,975           261,372
  Retained earnings                                         52,389            48,055
  Accumulated other comprehensive loss                     (12,963)          (30,556)
                                                       -----------       -----------
       Total stockholders' equity                          300,433           278,903
                                                       -----------       -----------
       Total liabilities and stockholders' equity      $ 1,116,301       $ 1,106,553
                                                       ===========       ===========


                       RAILAMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                             (Amounts in thousands)



                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                         -----------------------
                                                                                           2003           2002
                                                                                         --------       --------
Cash flows from operating activities:
  Net income                                                                             $  4,334       $  5,143
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                         10,991          9,834
     Write-off of deferred acquisition costs                                                   --          2,381
     Gain on sale of assets                                                                  (367)        (4,647)
     Deferred income taxes                                                                  2,300          1,954
Changes in operating assets and liabilities, net of acquisitions and dispositions:
     Accounts receivable                                                                      938         (1,181)
     Other current assets                                                                   2,246          1,129
     Accounts payable                                                                      (7,008)        (6,017)
     Accrued expenses                                                                      (8,336)        (6,510)
     Other assets and liabilities                                                          (1,012)           (73)
                                                                                         --------       --------
        Net cash provided by operating activities                                           4,086          2,013
                                                                                         --------       --------

Cash flows from investing activities:
  Purchase of property, plant and equipment                                               (11,796)       (10,939)
  Proceeds from sale of assets                                                                917          5,803
  Acquisitions, net of cash acquired                                                       (3,547)       (88,548)
  Deferred acquisition costs and other                                                        (72)        (4,529)
                                                                                         --------       --------
        Net cash used in investing activities                                             (14,498)       (98,213)
                                                                                         --------       --------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                                     --         73,577
  Principal payments on long-term debt                                                       (242)       (10,640)
  Proceeds from exercise of stock options and warrants                                        282            325
  Purchase of treasury stock                                                                 (542)        (1,961)
  Debt issuance costs                                                                          --         (1,404)
                                                                                         --------       --------
        Net cash provided by (used in) financing activities                                  (502)        59,897
                                                                                         --------       --------

Effect of exchange rates on cash                                                              355            580
                                                                                         --------       --------
Net decrease in cash                                                                      (10,559)       (35,723)
Cash, at beginning of period                                                               28,887         59,761
                                                                                         --------       --------
Cash, end of period                                                                      $ 18,328       $ 24,038
                                                                                         ========       ========

                       RAILAMERICA, INC. AND SUBSIDIARIES
           SELECTED FINANCIAL INFORMATION - NORTH AMERICA / AUSTRALIA
                                   (Unaudited)
                             (Amounts in thousands)


                                                 THREE MONTHS ENDED MARCH 31,
                                       --------------------------------------------------
                                         2003          % OF REV.     2002       % OF REV.
                                       --------        --------     -------     ---------
NORTH AMERICA (1):
Operating revenue                      $ 86,368        100.0%       $81,951       100.0%
Operating expenses:
    Transportation                       43,958         50.9%        45,460        55.5%
    SG&A                                 17,846         20.7%        16,234        19.8%
    Depreciation and amortization         5,489          6.3%         5,514         6.7%
                                       --------        -----        -------       -----
Total operating expenses                 67,293         77.9%        67,208        82.0%
                                       --------        -----        -------       -----
Operating income                       $ 19,075         22.1%       $14,743        18.0%
                                       ========        =====        =======       =====
Operating ratio (2)                        77.9%                       82.0%
                                       ========                     =======

AUSTRALIA:
Operating revenue                      $ 20,751        100.0%       $23,783       100.0%
Operating expenses:
    Transportation                       16,572         79.8%        15,186        63.8%
    SG&A                                  2,078         10.0%         1,472         6.2%
    Depreciation and amortization         3,083         14.9%         2,224         9.4%
                                       --------        -----        -------       -----
Total operating expenses                 21,733        104.7%        18,882        79.4%
                                       --------        -----        -------       -----
Operating income (loss)                $   (982)        (4.7%)      $ 4,901        20.6%
                                                                    =======       =====
Operating ratio (2)                       104.7%                       79.4%
                                       ========                     =======


-------------
(1)      excludes Corporate
(2)      defined as total operating expenses divided by total operating revenue